Post-Effective Amendment No. 5 to
                                                       SEC File No. 70-8593

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       FORM U-1
                                  APPLICATION UNDER
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                     GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
                                100 Interpace Parkway
                             Parsippany, New Jersey 07054

                           ENERGY INITIATIVES, INC. ("EI")
                          EI SERVICES, INC. ("EI Services")
                  One Upper Pond Road, Parsippany, New Jersey 07054

                   JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                   300 Madison Avenue, Morristown, New Jersey 07960

                        METROPOLITAN EDISON COMPANY ("Met-Ed")
                     P.O. Box 16001, Reading, Pennsylvania 19640

                      PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                   1001 Broad Street, Johnstown, Pennsylvania 15907

                          GPU SERVICE CORPORATION ("GPUSC")
                 100 Interpace Parkway, Parsippany, New Jersey 07054
                      (Names of companies filing this statement
                         and addresses of principal offices)

                        GENERAL PUBLIC UTILITIES CORPORATION
          (Name of top registered holding company parent of the applicants)

          T. G. Howson, Vice President       Michael J. Connolly, Esq.
           and Treasurer                     Assistant General Counsel
          M.A. Nalewako, Secretary           GPU Service Corporation
          GPU Service Corporation            100 Interpace Parkway
          100 Interpace Parkway              Parsippany, New Jersey 07054
          Parsippany, New Jersey  07054

          R. S. Cohen, Secretary             W. A. Boquist, II, Vice Presi-
          Jersey Central Power & Light       dent - Legal Services
           Company                           Metropolitan Edison Company
          300 Madison Avenue                 Pennsylvania Electric Company
          Morristown, New Jersey  07960      P.O. Box 16001
                                             Reading, Pennsylvania  19640

          B. L. Levy, President              Douglas E. Davidson, Esq.
          K. A. Tomblin, Secretary           Berlack,  Israels  &  Liberman
          LLP
          Energy Initiatives, Inc.           120 West 45th Street
          EI Services, Inc.                  New York, New York  10036
          One Upper Pond Road
          Parsippany, New Jersey  07054

          _________________________________________________________________
                     (Names and addresses of agents for service)





               GPU,  EI,  EI Services,  JCP&L,  Met-Ed,  Penelec and  GPUSC

          hereby  post-effectively  amend  the  Application  on  Form  U-1,

          docketed  in SEC  File  No. 70-8593,  as  heretofore amended,  as follows:

                    1.   By   amending   paragraph   K  of   Post-Effective

          Amendment No. 1 thereof to read in its entirety as follows:



                    J.   The  estimated   fees,  commissions  and
                    expenses to be incurred in connection with the proposed transactions are as follows:

                    Legal Fees:

                         Berlack, Israels & Liberman LLP         $10,000
                         Ballard Spahr Andrews & Ingersoll         2,500
                         Richard S. Cohen, Esq.                      650
                         Ryan Russell Ogden & Seltzer              2,500

                    Miscellaneous:                                 4,350

                    Total:                                       $20,000



                    2.   By   amending   paragraph   L  of   Post-Effective

          Amendment No. 1 thereto to read in its entirety as follows:



                    L. The Pennsylvania Public Utility Commis-sion has jurisdiction with respect to the performance by Met-Ed and Penelec of services for Subsidiary Companies and Exempt Entities. No other state commission has jurisdiction with respect to any aspect of the proposed transactions and, assuming your Commission authorizes and approves all aspects of the transactions (including the accounting there-for), no Federal commission other than your Commission has jurisdiction with respect to any aspect thereof. Applicants request that the Commission reserve jurisdiction pending completion of the record over the performance by Met-Ed and Penelec of services for Subsid-iary Companies and Exempt Entities.








                    3.   By  filing  the  following   exhibits  in  Item  6
          thereof:

                         F-1(a)         -         Opinion    of    Berlack,
                                                  Israels & Liberman LLP

                         F-2(a)         -         Opinion of Ballard  Spahr
                                                  Andrews & Ingersoll

                         F-3            -         Opinion  of  Richard   S.
                                                  Cohen, Esq.

                         F-4            -         Opinion  of  Ryan Russell
                                                  Ogden & Seltzer















































                                      SIGNATURE

                    PURSUANT  TO THE  REQUIREMENTS  OF  THE PUBLIC  UTILITY

          HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES  HAVE DULY

          CAUSED  THIS STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDER-

          SIGNED THEREUNTO DULY AUTHORIZED.



                                        GENERAL PUBLIC UTILITIES CORPORATION
                                        JERSEY CENTRAL POWER & LIGHT COMPANY
                                        METROPOLITAN EDISON COMPANY
                                        PENNSYLVANIA ELECTRIC COMPANY
                                        GPU SERVICE CORPORATION



                                        By: ________________________________
                                            T.G. Howson
                                            Vice President and Treasurer


                                        ENERGY INITIATIVES, INC.
                                        EI SERVICES, INC.


                                        By: ________________________________
                                            B.L. Levy
                                            President



          Date:  January 5, 1996